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                                                                  EXHIBIT (l)(4)

             LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP


                                 June 28, 2011


Invesco Van Kampen Senior Loan Fund
1555 Peachtree Street, N.E.
Atlanta, Georgia 30309

                  Re:  Post-Effective Amendment No. 10 to the
                       Registration Statement on Form N-2 for the
                       Invesco Van Kampen Senior Loan Fund (the "Registration Statement") (File Nos. 33-121061 and 811-05845)
                       ------------------------------------------------------


     We hereby consent to the reference to our firm under the headings "Legal Opinions" and "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                   Very truly yours,



                                   /s/ Skadden, Arps, Slate,
                                       Meagher & Flom LLP